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EXHIBIT 99.A

                             HOWARD HEINZ ENDOWMENT

 Set forth below are the names, citizenship, residence or business addresses and present principal occupation or employment and the principal business and address of any corporation or other organization in which such employment is conducted, in each case with respect to each director and executive officer of the Howard Heinz Endowment:

Teresa Heinz (philanthropist)
Chairperson and Chief Executive Officer
1201 Pennsylvania Avenue N.W.
Suite 619
Washington, DC 20004
Citizenship:  United States

H. John Heinz IV (artisan/sculptor)
7 Hulbert Avenue
Nantucket, MA 02554
Citizenship:  United States

Jack E. Kime
Chief Financial Officer
30 CNG Tower
Pittsburgh, PA  15222
Citizenship:  United States

Howard M. Love (retired)
500 Grant Street
Suite 2108
Pittsburgh, PA 15217
Citizenship:  United States

William H. Rea (retired)
Stoneylonesome Farm, R.D. #1
Stahlstown, PA 15687
Citizenship:  United States

Frank V. Cahouet (Chairman and
    CEO of Mellon Bank, N.A.)
4700 One Mellon Bank Center
Pittsburgh, PA  15258-0001
Citizenship:  United States


                              Page 15 of 53 Pages
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Barbara K. Robinson (Vice President
    Mellon Bank Corporation)*
Three Mellon Bank Center, 40th Floor
Pittsburgh, PA  15259-0001
Citizenship:  United States

Frank Tugwell
Executive Director
30 CNG Tower
Pittsburgh, PA 15222
Citizenship:  United States

         Set forth below is the beneficial ownership of shares of Common Stock of each of the directors and executive officers of the Howard Heinz Endowment, in addition to their respective shared voting power and shared dispositive power with respect to shares of Common Stock held by the Howard Heinz Endowment:

         (1) Mrs. Teresa Heinz has shared voting and dispositive power with respect to 7,567,460 shares of Common Stock as a director of the Vira I. Heinz Endowment (3.1% of the outstanding Common Stock); has shared voting and dispositive power with respect to 365,137 shares of Common Stock as co-executor of the Estate of Henry John Heinz III (the "Estate") (0.2% of the outstanding Common Stock); has sole voting and dispositive power with respect to 735,922 shares of Common Stock that are held by the Foundation (0.3% of the outstanding Common Stock); has shared voting and dispositive power with respect to 3,158,639 shares of Common Stock that are held by the Revocable Trust (1.3% of the outstanding Common Stock); has shared voting and dispositive power with respect to 625,000 shares of Common Stock that are held by the Descendants' Trust (0.3% of the outstanding Common Stock); and has shared voting and dispositive power with respect to 5,633,840 shares of Common Stock that are held by nine trusts (2.3% of the outstanding Common Stock).

         (2) Mr. H.J. Heinz IV has shared voting and dispositive power with respect to 2,200 shares of Common Stock held in one trust (less than 0.1% of the outstanding Common Stock).

         (3) Neither Mr. Kime, Mr. Love, Mr. Cahouet, Ms. Robinson, nor Mr. Tugwell is the beneficial owner of any shares of Common Stock.

         (4) Mr. Rea has shared voting and dispositive power with respect to 7,567,460 shares of Common Stock as a director of the Vira I. Heinz Endowment (3.1% of the outstanding Common Stock); and has shared voting and dispositive power with respect to 655,804 shares of Common Stock that are held in a private foundation (0.3% of the outstanding Common Stock).

         (5) As of March 31, 1995, Mellon Bank Corporation and its subsidiaries (one of which, Mellon Bank, N.A., has appointed Ms. Robinson as a director of the Howard Heinz Endowment) had sole voting power over 2,603,000 shares of Common Stock (1.1% of the outstanding Common Stock); shared voting power over 14,944,000 shares of Common Stock (6.1% of the outstanding Common Stock); sole dispositive power over 17,170,000 shares of Common Stock (7.1% of the outstanding Common Stock); and shared dispositive power over 16,043,000 shares of Common Stock (6.6% of the outstanding Common Stock).

         The co-fiduciaries referred to in paragraphs (1), (4) and (5) that are executive officers, directors or trustees of the members of the Group are Rose Gibson, Andre T. Heinz, Jeffrey R. Lewis, Wendy

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  * Designated by Mellon Bank, N.A.

                              Page 16 of 53 Pages
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Mackenzie, Joan D. McCauley, John T. Ryan, Dolores Senanis, James M. Walton, S.
Donald Wiley and Mellon Bank, N.A. Information with respect to these co-fiduciaries not otherwise contained herein is set forth below:

                        Ms. Rose Gibson (assistant secretary)
                        Heinz Family Foundation
                        110 Doray Drive
                        Pittsburgh, PA 15237
                        Citizenship:  United States

                        Andre T. Heinz (design consultant)
                        3322 O Street, N.W.
                        Washington, DC  20007
                        Citizenship:  United States

                        Jeffrey R. Lewis (executive director and chief operating officer)
                        Heinz Family Foundation
                        5851 Upton Street
                        McLean, VA 22101
                        Citizenship:  United States

                        Wendy Mackenzie (philanthropist)
                        829 Park Avenue
                        New York, New York  10021
                        Citizenship:  United States

                        Joan D. McCauley (philanthropist)
                        2750 Vallejo Street
                        San Francisco, CA 94123
                        Citizenship:  United States

                        John T. Ryan (retired chairman of the board)
                        Mine Safety Appliance Co.
                        (manufacturer of safety equipment)
                        121 Gamma Drive
                        Pittsburgh, Pennsylvania 15238
                        Citizenship:  United States

                        Dolores Senanis
                        (administrative assistant to Teresa Heinz)
                        1201 Pennsylvania Avenue N.W.
                        Suite 619
                        Washington, DC 20004
                        Citizenship:  United States

                        James M. Walton (investments)
                        Room 3902
                        525 William Penn Place
                        Pittsburgh, Pennsylvania 15219
                        Citizenship:  United States

                              Page 17 of 53 Pages
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                        S. Donald Wiley (lawyer, director of the
                        Issuer, retired Senior Vice President,
                        General Counsel and Secretary of the Issuer)
                        H.J. Heinz Company
                        (multinational food processing company)
                        P.O. Box 57
                        Pittsburgh, Pennsylvania 15230
                        Citizenship:  United States

                        Mellon Bank, N.A., a national banking
                        association (domestic and international commercial banking, retail banking and trust services)
                        One Mellon Bank Center
                        Pittsburgh, Pennsylvania 15258

         None of the directors or executive officers of the Howard Heinz Endowment has effected any transaction in shares of Common Stock during the sixty day period preceding the date of this Statement.

         The shares of Common Stock held by the directors and executive officers are held by them for the benefit of beneficiaries of the members of the Group which persons in some cases, have the right to receive dividends on, or the proceeds from the disposition of, the Common Stock so held. No person has the right to receive dividends or proceeds from 5% or more of the outstanding Common Stock held by such directors and executive officers.

                              Page 18 of 53 Pages